[GRAPHIC OMITTED]        INVESTOR CONTACT:                COMPANY CONTACT:
THE SINGING MACHINE      Neil Berkman                     Y.P. Chan
                         Berkman Associates               Interim CEO
                         (310) 826 - 5051                 (954) 596 - 1000
                         info@BerkmanAssociates.com       www.SingingMachine.com
                         --------------------------       ----------------------


                                                           FOR IMMEDIATE RELEASE


                      THE SINGING MACHINE COMPANY ANNOUNCES
               RESTRUCTURING OF $4 MILLION SUBORDINATED DEBENTURE

          Entire Debenture Plus Interest Retired For $2 Million in Cash
          -------------------------------------------------------------


      COCONUT CREEK,  FL, March 14, 2006 -- THE SINGING  MACHINE  COMPANY (AMEX:
SMD) announced today that it has retired the entire $4 million subordinated debenture which came due on February 20, 2006, plus accrued interest of $270,000, for a total cash payment of $2 million. The Company expects to report a one-time gain of approximately $2.27 million related to the retirement of the debenture in its financial statements for the three months ended March 31, 2006. Warrants expiring on September 7, 2006 to purchase approximately 487,000 shares of The Singing Machine common stock for $0.85 per share that were issued in connection with the subordinated debenture remain outstanding.

      Funds to complete this transaction were provided by a $2 million bridge loan from Ever Solid Ltd., a Hong Kong subsidiary of Starlight International Holdings Ltd. (Hong Kong Stock Exchange: 485).

      On February 27, 2006, The Singing Machine announced an agreement in principle under which, subject to the successful restructuring of the $4 million subordinated debenture and other conditions, koncepts International Ltd., a Hong Kong subsidiary of Starlight International Holdings Ltd., would acquire approximately 12.9 million newly issued, unregistered shares of the Company's common stock (representing approximately 56% of the total number of shares issued and outstanding following the closing of the proposed transaction) for a total of $3 million, or $0.233 per share, and would receive warrants to acquire up to an additional 5.0 million shares over a four-year period at prices ranging from $0.233 to $0.350 per share.

      Y.P. Chan, Interim CEO of The Singing Machine, said, "We are extremely pleased to resolve the subordinated debt issue, which has been a major challenge and distraction for the Company. I want to thank all of the sub-debt investors for their level-headed common sense business approach to reaching a resolution of this matter as well as for their ongoing support. This restructuring removes the major contingency for the koncepts International Ltd. investment in The Singing Machine. We look forward to completing that transaction in the near future and to working with Starlight, our key supplier, to expand our business."

      ABOUT THE SINGING MACHINE

      Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music as well as other products under The Singing MachineTM, MotownTM, MTVTM, NickelodeonTM, Hi-5TM and other brand names. The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Asia.


                        THE SINGING MACHINE COMPANY, INC.
 6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073 o (954) 596-1000
                              o Fax (954) 596-2000

FORWARD-LOOKING STATEMENTS

      This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2006. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the second and third quarter of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                                     * * * *

                        THE SINGING MACHINE COMPANY, INC.
 6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073 o (954) 596-1000
                              o Fax (954) 596-2000